UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2018

ARTESIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	302-453-6900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2018, the Board of Directors (the "Board") of Artesian Resources Corporation (the "Company") increased the size of the Board from five to six members and elected Mr. Michael Houghton to serve as a director for the remainder of the three year term class that expires at the Annual Meeting of the Class B Voting Common shareholders to be held in 2021 and until his respective successor shall be elected and qualified.

Mr. Houghton is a Partner in the law firm of Morris Nichols Arsht & Tunnell ("MNAT") in Wilmington, Delaware.  He was admitted to practice law in Delaware in 1982, before the U.S. District Court for the District of Delaware in 1983 and before the U.S. Court of Appeals for the Third Circuit in 1985.  He served a clerkship with the Delaware Court of Chancery in 1982-1983.

Mr. Houghton has extensive experience representing governmental entities, banks, trust companies, insurance companies and public utilities in commercial transactions and before regulatory authorities.  He has served in numerous leadership roles with both Delaware and national business and professional organizations, including as President of the Uniform Law Commission and the Delaware State Bar Association, as well as serving as member of the Boards of the Delaware State Chamber of Commerce, the Delaware Public Policy Institute, the Pete du Pont Freedom Foundation and the Rockefeller Trust Company of Delaware.  In 2017, Mr. Houghton was appointed by Delaware Governor John Carney to serve as Chair of the Delaware Economic and Financial Advisory Council (DEFAC).  DEFAC includes public and private sector representatives responsible for providing non-partisan and objective revenue and expenditure estimates to the Governor and General Assembly, as well as with providing advice on tax policy and projected economic trends that impact the State's current and projected financial condition. The Board determined that Mr. Houghton's 30 years of relationships and regulatory and public policy experience in Delaware make him well qualified to serve on the Board.

Mr. Houghton will serve on the Governance & Nominating and Strategic Planning, Budget and Finance Committees of the Board.  He will be compensated for his service on the Board in the same amounts as the other independent directors, with the exception that he is not permitted any compensation in the form of Company stock as long as he remains a Partner at MNAT, and with a pro-ration of the annual retainer fee to account for the remaining period of service in the first year of his three-year term.

In the normal course of business, the Company has utilized the services of MNAT for various regulatory, real estate and public policy matters for many years.  MNAT was paid $311,655 in 2017, and $407,822 in the eight months ended August 31, 2018 for legal services.  As of August 31, 2018, the Company has a $54,111 accounts payable balance due to MNAT.  The Company intends to continue to utilize the services of MNAT that are in, or not inconsistent with, the best interest of the Company and its stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION
Date: September 24, 2018	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer